Exhibit 99.4

HILTON DOMESTIC OPERATING COMPANY INC.

HILTON WORLDWIDE FINANCE LLC

HILTON WORLDWIDE FINANCE CORP.

NOTICE OF GUARANTEED DELIVERY

OFFERS TO EXCHANGE

$1,000,000,000 AGGREGATE PRINCIPAL AMOUNT OF HILTON DOMESTIC OPERATING COMPANY INC.’S 4.250% SENIOR NOTES DUE 2024, WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), FOR ANY AND ALL OF ITS OUTSTANDING UNREGISTERED 4.250% SENIOR NOTES DUE 2024

$900,000,000 AGGREGATE PRINCIPAL AMOUNT OF HILTON WORLDWIDE FINANCE LLC AND HILTON WORLDWIDE FINANCE CORP.’S 4.625% SENIOR NOTES DUE 2025, WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT, FOR ANY AND ALL OF THEIR OUTSTANDING UNREGISTERED

4.625% SENIOR NOTES DUE 2025

and

$600,000,000 AGGREGATE PRINCIPAL AMOUNT OF HILTON WORLDWIDE FINANCE LLC AND HILTON WORLDWIDE FINANCE CORP.’S 4.875% SENIOR NOTES DUE 2027, WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT, FOR ANY AND ALL OF THEIR OUTSTANDING UNREGISTERED

4.875% SENIOR NOTES DUE 2027.

Registered holders of Hilton Domestic Operating Company Inc.’s, a Delaware corporation, (“HOC”) outstanding 4.250% Senior Notes due 2024 (the “2024 Outstanding Notes”), who wish to tender their 2024 Outstanding Notes in exchange for a like aggregate principal amount of HOC’s 4.250% Senior Notes due 2024 (the “2024 Exchange Notes”), which have been registered under Securities Act, registered holders of Hilton Worldwide Finance LLC, a Delaware limited liability company (“HWF”), and Hilton Worldwide Finance Corp.’s, a Delaware corporation (“HWFC”), outstanding 4.625% Senior Notes due 2025 (the “2025 Outstanding Notes”), who wish to tender their 2025 Outstanding Notes in exchange for a like aggregate principal amount of HWF and HWFC’s 4.625% Senior Notes due 2025 (the “2025 Exchange Notes”), which have been registered under the Securities Act, and registered holders of HWF and HWFC’s outstanding 4.875% Senior Notes due 2027 (the “2027 Outstanding Notes” and, together with the 2024 Outstanding Notes and the 2025 Outstanding Notes, the “Outstanding Notes”), who wish to tender their 2027 Outstanding Notes in exchange for a like aggregate principal amount of HWF and HWFC’s 4.875% Senior Notes due 2027 (the “2027 Exchange Notes” and, together with the 2024 Exchange Notes and the 2025 Exchange Notes, the “Exchange Notes”), which have been registered under the Securities Act, must use this form, or one substantially equivalent hereto, to accept the Exchange Offers made by HOC, HWF and HWFC (together, the “Issuers”), Hilton Worldwide Parent LLC, a Delaware limited liability company and the direct parent company of HWF (“HWP”), Hilton Worldwide Holdings Inc., a Delaware corporation and the direct parent company of HWP (“HLT Parent”), and certain of the Issuers’ subsidiaries (together with HLT Parent, HWP and, in the case of the 2024 Outstanding Notes, HWF and HWFC, and, in the case of the 2025 Outstanding Notes and the 2027 Outstanding Notes, HOC, the “Guarantors”), pursuant to the Prospectus, dated , 2017 (as the same may be amended or supplemented from time to time, the “Prospectus”), and the enclosed Letter of Transmittal (the “Letter of Transmittal”), if the certificates for the Outstanding Notes are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date of the Exchange Offers. Such form may be delivered or transmitted by facsimile transmission, registered or certified mail, overnight courier or hand delivery to Wilmington Trust, National Association (the “Exchange Agent”) as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender the Outstanding Notes pursuant to the Exchange Offers, a completed, signed and dated Letter of Transmittal (or facsimile thereof) must also be received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date of the Exchange Offers. Capitalized terms not defined herein have the meanings ascribed to them in the Letter of Transmittal.

The Exchange Agent is:

Wilmington Trust, National Association

By Mail or Overnight Courier:	By Facsimile:	By Hand Delivery:
Wilmington Trust, National Association	(302) 636-4145	Wilmington Trust, National Association
c/o Wilmington Trust Company	Attn: Workflow Management	c/o Wilmington Trust Company
Corporate Capital Markets		Corporate Capital Markets
Rodney Square North		Rodney Square North
1100 North Market Street		1100 North Market Street
Wilmington, Delaware 19890-1626		Wilmington, Delaware 19890-1626
Attn: Workflow Management – 5th Floor		Attn: Workflow Management – 5th Floor

To Confirm by Email:
DTC2@wilmingtontrust.com
Attn: Workflow Management

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Guarantor Institution (as defined in the Letter of Transmittal), such signature guarantee must appear in the applicable space in Box 8 provided on the Letter of Transmittal for Guarantee of Signatures.

Ladies and Gentlemen:

Upon the terms and subject to the conditions set forth in the Prospectus and the accompanying Letter of Transmittal, receipt of which is hereby acknowledged, the undersigned hereby tenders to the Issuers the principal amount of Outstanding Notes indicated below, pursuant to the guaranteed delivery procedures described in “The Exchange Offers—Guaranteed Delivery Procedures” section of the Prospectus.

Certificate Number(s) (if known) of Outstanding Notes or Account Number at Book-Entry Transfer Facility	Title of Securities (i.e., 2024 Outstanding Notes, 2025 Outstanding Notes or 2027 Outstanding Notes)	Aggregate Principal Amount Represented by Outstanding Notes	Aggregate Principal Amount of Outstanding Notes Being Tendered

PLEASE COMPLETE AND SIGN

(Signature(s) of Record Holder(s))

(Please Type or Print Name(s) of Record Holder(s))

Dated:		, 2017

Address:
(Zip Code)

(Daytime Area Code and Telephone No.)

☐	Check this Box if the Outstanding Notes will be delivered by book-entry transfer to The Depository Trust Company.

Account

Number:

THE ACCOMPANYING GUARANTEE MUST BE COMPLETED.

GUARANTEE OF DELIVERY

(Not to be used for signature guarantee)

The undersigned, a member of a recognized signature medallion program or an “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby (a) represents that the above person(s) “own(s)” the Outstanding Notes tendered hereby within the meaning of Rule 14e-4(b)(2) under the Exchange Act, (b) represents that the tender of those Outstanding Notes complies with Rule 14e-4 under the Exchange Act, and (c) guarantees to deliver to the Exchange Agent, at its address set forth in the Notice of Guaranteed Delivery, the certificates representing all tendered Outstanding Notes, in proper form for transfer, or a book-entry confirmation (a confirmation of a book-entry transfer of the Outstanding Notes into the Exchange Agent’s account at The Depository Trust Company), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within three (3) New York Stock Exchange trading days after the Expiration Date.

Name of Firm:
(Authorized Signature)
Address:
(Zip Code)

Area Code and Tel. No.:

Name:
(Please Type or Print)
Title:

Dated:                                                                       , 2017

NOTE:	DO NOT SEND OUTSTANDING NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. OUTSTANDING NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

1.	Delivery of this Notice of Guaranteed Delivery.

A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth on the cover page hereof prior to the Expiration Date of the Exchange Offers. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and risk of the holders and the delivery will be deemed made only when actually received by the Exchange Agent. Instead of delivery by mail, it is recommended that the holders use an overnight or hand delivery service, properly insured. If such delivery is by mail, it is recommended that the holders use properly insured, registered mail with return receipt requested. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedures, see Instruction 1 of the Letter of Transmittal. No Notice of Guaranteed Delivery should be sent to the Issuers.

2.	Signatures on this Notice of Guaranteed Delivery.

If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Outstanding Notes referred to herein, the signatures must correspond with the name(s) written on the face of the Outstanding Notes without alteration, addition, enlargement or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Outstanding Notes listed, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the registered holder(s) appear(s) on the Outstanding Notes without alteration, addition, enlargement or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and, unless waived by the Issuers, evidence satisfactory to the Issuers of their authority so to act must be submitted with this Notice of Guaranteed Delivery.

3.	Questions and Requests for Assistance or Additional Copies.

Questions and requests for assistance and requests for additional copies of the Prospectus may be directed to the Exchange Agent at the address set forth on the cover hereof. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Exchange Offers.